DOLORES A. KUNDA
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned hereby makes, constitutes and appoints
each of Steven J. Schneider and Gary D. Cohen, each acting
 individually, as the undersigneds
true and lawful attorney-in-fact, with full power and
authority as hereinafter described on
behalf of and in the name, place and stead of the undersigned to:
(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto)
 with respect to the securities of The Finish Line, Inc.,
an Indiana corporation (the Company),
with the United States Securities and Exchange Commission,
any national securities exchanges
and the Company, as considered necessary or advisable under
Section 16(a) of the Securities
Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time
(the Exchange Act);
(2)	seek or obtain, as the undersigned's representative
and on the undersigned's behalf,
information on transactions in the Company's securities from any third party, including brokers,
employee benefit plan administrators and trustees, and the
undersigned hereby authorizes any such
person to release any such information to the undersigned and approves and ratifies any such
release of information; and
(3)	perform any and all other acts which in the discretion of
such attorney-in-fact
are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
(1)	this Power of Attorney authorizes, but does not require,
each such attorney-in-fact
to act in their discretion on information provided to
such attorney-in-fact without
independent verification of such information;
(2)	any documents prepared and/or executed by either
such attorney-in-fact on
behalf of the undersigned pursuant to this Power of Attorney will be in such
form and will contain such information and disclosure as
such attorney-in-fact,
 in his or her discretion, deems necessary or desirable;
(3)	neither the Company nor either of such attorneys-in-fact assumes
 (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ___ day of October 2008.


					Signature


					Print Name


STATE OF __________________	)
					)
COUNTY OF __________________)
On this ____ day of ______________, _____, __________ personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



Notary Public

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